By-Laws of

                     Toups Technology Licensing Incorporated

              as adopted by the Board of Directors on July 28, 1997

                               ARTICLE I - OFFICES

     The principal office of the corporation shall be established and maintained as designated in the Articles of Incorporation. The corporation may also have offices at such places within or without the State of Florida as the Board of Directors (the "Board") may from time to time establish.

                            ARTICLE II - STOCKHOLDERS

Notices

     All notices made to Shareholders of this Corporation must be in writing, unless oral notice is reasonable under the circumstances. Notice may be communicated in person; by telephone (where oral notice is permitted), telegraph, teletype, or other form of electronic communication; or by mail. Written notice is effective when received; five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when communicated if communicated directly to the person to be notified in a comprehensible manner.

Annual meeting

     This Corporation shall hold a meeting of shareholders commencing at 10:00AM January 10th, for the election of directors and for the transaction of any proper business. The annual shareholders' meeting may be held in or out of this state at a location to be determined by the Board of Directors at least 90 calendar days prior to such meeting.

Special meetings

     This Corporation shall hold a special meeting of shareholders on call of its board of directors or the person or persons authorized to do so by the articles of incorporation or bylaws; or if the holders of not less than 20 percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special shareholders' meetings may be held in or out of the state at a place stated in or fixed in accordance with these bylaws or in the notice of the special meeting. Unless otherwise stated, special meetings shall be held at this Corporation's principal office. Only business within the purpose or purposes described in the special meeting notice may be conducted at a special shareholders' meeting. This Corporation shall hold a special meeting of shareholders within 60 days of notice as provided in these bylaws.

Action by shareholders without a meeting

     Action required or permitted and of which may be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in this state, its principal place of business, the corporate secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take action are delivered to the corporation by delivery as set forth herein. Any written consent may be revoked prior to the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office or received by the corporate secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Within 10 days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action.

                                       (29)

     The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters' rights are provided, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further conditions regarding the rights of dissenting shareholders. A consent signed under this section has the effect of a meeting vote and may be described as such in any document. Whenever action is taken pursuant to this section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

Notice of meetings

     This Corporation shall notify shareholders of the date, time, and place of each annual and special shareholders' meeting no fewer than 10 or more than 60 days before the meeting date. This Corporation shall provide notice only to shareholders entitled to vote at the meeting.

     Notice shall be given in the manner provided herein, by or at the direction of the President, the secretary, or the officer or persons calling the meeting. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Notice of an annual meeting may not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

     If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting.

Waiver of notice

     A shareholder may waive any notice before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders need be specified in any written waiver of notice.

Record date

     The record date to determine shareholders entitled to notice of a shareholders' meeting shall be as of a date no more than 60 days prior to such meeting. The record date for determining shareholders entitled to notice regarding any special meeting shall be the date the first shareholder delivers his demand to the corporation. Unless otherwise required by law, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the corporation. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Shareholders' list for meeting

     This Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by, each.

     The shareholders' list shall be available for inspection by any shareholder for a period of 20 days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held or at the office of the corporation's transfer agent or registrar. The shareholder list shall be available during regular business hours during the period it is available for inspection. This Corporation shall also make the shareholders' list available at the meeting.

Voting entitlement of shares

     Each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The shares of this Corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation. However this shall not limit the power of this Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

                                      (30)

     Preferred Shares, when and if issued, are not entitled to vote on any matter. Redeemable Shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe.

     Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name. If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect:
If only one votes, in person or by proxy, his act binds all; If more than one vote, in person or by proxy, the act of the majority so voting binds all; If more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; If the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest;

Proxies

     A shareholder, other person entitled to vote on behalf of a shareholder pursuant to s. 607.0721, or attorney in fact may vote the shareholder's shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

     An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of: A pledgee; A person who purchased or agreed to purchase the shares; A creditor of the corporation who extended credit to the corporation under terms requiring the appointment; An employee of the corporation whose employment contract requires the appointment.

Corporation's acceptance of votes

     If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder according to law.

     The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder. The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of these bylaws is not liable in damages to the shareholder for the consequences of the acceptance or rejection.

                                      (31)

Quorum and voting requirements for voting groups

     Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. The holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, where a quorum is not present, may adjourn such meeting from time to time.

Voting for directors; cumulative voting

     Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Shareholders do not have a right to cumulate their votes.

Voting trusts

     One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for him or for them, by signing an agreement setting out the provisions of the trust (which may include anything consistent with its purpose) and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the corporation's principal office. A voting trust becomes effective on the date the first shares subject to the trust are registered in the trustee's name. A voting trust is valid for not more than 10 years after its effective date unless extended according to law. The validity of any voting trust otherwise lawful shall not be affected during a period of 10 years from the date when it was created or last extended by the fact that under its terms it will or may last beyond the 10-year period. All or some of the parties to a voting trust may extend it for additional terms of not more than 10 years each by signing an extension agreement and obtaining the voting trustee's written consent to the extension. An extension is valid for the period set forth therein, up to 10 years, from the date the first shareholder signs the extension agreement. The voting trustee must deliver copies of the extension agreement and list of beneficial owners to the corporation's principal office. An extension agreement binds only those parties signing it.

Shareholders' agreements

     Two or more shareholders may provide for the manner in which they will vote their shares by signing an agreement for that purpose. A shareholders' agreement created under this section is specifically enforceable.

Shareholders' preemptive rights

     The shareholders of the corporation do not have a preemptive right to acquire proportional amounts of the corporation's unissued shares upon the decision of the board of directors to issue them. Holders of shares of any class or series without general voting rights but with preferential rights to distributions or assets have no preemptive rights with respect to shares of any class. Holders of shares of any class or series with general voting rights but without preferential rights to distributions or assets have no preemptive rights with respect to shares of any class with preferential rights to distributions or assets unless the shares with preferential rights are convertible into or carry a right to subscribe for or acquire shares without preferential rights.

Distributions to shareholders

     This Corporation's board of directors may authorize and the corporation may make distributions to its shareholders. If the board of directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's shares), it is the date the board of directors authorizes the distribution.

     No distribution may be made if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

                                      (32)

     The board of directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution. This Corporation's indebtedness to a shareholder incurred by reason of a distribution made in accordance with this section is at parity with the corporation's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.

Inspection of records by shareholders

(1) A shareholder of a corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation described in the preceding Bylaw if he gives the corporation written notice of his demand at least 5 business days before the date on which he wishes to inspect and copy.

(2) Bona fide shareholders of this Corporation are entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation provided such shareholder gives the corporation written notice of his demand at least 5 business days before the date on which he wishes to inspect and copy:

(a) Excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under subsection (1);

(b)  Accounting records of the corporation;

(c)  The record of shareholders; and

(d) Any other books and records.

     A shareholder may inspect and copy the records of this Corporation only if his demand is made in good faith and for a proper purpose and he describes with reasonable particularity his purpose and the records he desires to inspect; and the records are directly connected with his purpose.

     This Corporation may deny any demand for inspection made pursuant to subsection (2) if the demand was made for an improper purpose, or if the demanding shareholder has within 2 years preceding his demand sold or offered for sale any list of shareholders of the corporation or any other corporation, has aided or abetted any person in procuring any list of shareholders for any such purpose, or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

Financial statements for shareholders

     Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, this Corporation shall furnish its shareholders annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. The financial statements shall be prepared for this Corporation on the basis of generally accepted accounting principles.

     If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

(a) Stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(b) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

                             ARTICLE III - DIRECTORS

Requirement for and duties of board of directors

     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its board of directors.

                                      (33)

Qualifications of directors

     Directors must be natural persons who are 18 years of age or older but need not be residents of this state or shareholders of this Corporation.

Terms of directors

     The terms of the initial directors of a corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

Resignation of directors

     A director may resign at any time by delivering written notice to the board of directors or its chairman or to this Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

Removal of directors by shareholders

     The shareholders may remove one or more directors only for cause. A director may be removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

Vacancy on board

     Whenever a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders

Compensation of directors

     This Corporation shall not compensate Directors.

Meetings of the Board of Directors

     The board of directors shall hold regular or special meetings in or out of this state. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting is announced at the time of the adjournment, to the other directors. Meetings of the board of directors may be called by the chairman of the board or by the president. The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Action by directors without a meeting

     Action required or permitted to be taken at a board of directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the board or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Notice of director meetings

     Regular meetings of the board of directors may be held without notice of the date, time, place, or purpose of the meeting. Special meetings of the board of directors must be preceded by at least 2 days' notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting.

Waiver of notice of directors meetings

     Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

                                      (34)

Quorum and voting

     A quorum of a board of directors consists of a majority of the number of directors prescribed by the articles of incorporation. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors. A director of a corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting; or he votes against or abstains from the action taken.

Committees

     The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to: Approve or recommend to shareholders actions or proposals required by this act to be approved by shareholders, fill vacancies on the board of directors or any committee thereof, adopt, amend, or repeal the bylaws, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors, authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

General standards for directors

     A director of this Corporation shall discharge his duties as a director, including his duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and in a manner he reasonably believes to be in the best interests of the corporation.

     In discharging his duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the persons' professional or expert competence; or a committee of the board of directors of which he is not a member if the director reasonably believes the committee merits confidence. In discharging his duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation. A director is not liable for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with this section.

Liability of directors

     Directors of this Corporation shall not be personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director; and the director's breach of, or failure to perform, those duties constitutes: 1. A violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful; 2. A transaction from which the director derived an improper personal benefit, either directly or indirectly; 3. A circumstance under which the liability provisions pursuant to law are applicable; 4. In a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or 5. In a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

                                      (35)

Director conflicts of interest

     Any contract or other transaction between a corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose. Unless the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors, or the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee, or the shareholders.

                              ARTICLE IV - OFFICERS

Required officers

     A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors. The board of directors shall delegate to one of the officers responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the corporation. The same individual may simultaneously hold more than one office in this corporation.

Duties of officers

     Each officer has the authority and shall perform the duties set forth herein or the duties prescribed by the board of directors or by direction of any officer authorized by the bylaws or the board of directors to prescribe the duties of other officers. Each Officer of this Corporation shall be provided a written description of responsibilities for their specific function and shall be required to acknowledge an understanding of expectations by affixing his/her signature thereon.

Resignation and removal of officers

     An officer may resign at any time by delivering notice to this corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, its board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date. The board of directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

                    ARTICLE V - SHARES OF THE COMPANY'S STOCK

Fractional shares

     This Corporation shall not issue fractional shares but in any such circumstance shall make arrangements, or provide reasonable opportunity, for any person entitled to or holding a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. When this Corporation is to pay in money the value of fractions of a share, the good faith judgment of the board of directors as to the fair value shall be conclusive.

Subscriptions for shares

     A subscription for shares of this Corporation is not enforceable unless in writing and signed by the subscriber. The board of directors may determine the payment terms of subscriptions for shares. A call for payment by the board of directors must be uniform as to all shares of the same class or series. Shares issued pursuant to subscriptions are fully paid and nonassessable when the corporation receives the consideration specified in the subscription agreement. If a subscriber defaults in payment of money or property under a subscription agreement, the corporation may collect the amount owed as any other debt. The corporation may rescind the agreement and may sell the shares if the debt remains unpaid more than 20 days after the corporation sends written demand for payment to the subscriber. If mailed, such written demand shall be deemed to be made when deposited in the United States mail in a sealed envelope addressed to the subscriber at his last post-office address known to the corporation, with first-class postage thereon prepaid. The defaulting subscriber or his legal representative shall be entitled to be paid the excess of the sale proceeds over the sum of the amount due and unpaid on the subscription and the reasonable expenses incurred in selling the shares, but in no event shall the defaulting subscriber or his legal representative be entitled to be paid an amount greater than the amount paid by the subscriber on the subscription.

                                      (36)

Issuance of shares

     The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation. Before the corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. When it cannot be determined that outstanding shares are fully paid and nonassessable, there shall be a conclusive presumption that such shares are fully paid and nonassessable if the board of directors makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.

     When the corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

     The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the shares escrowed or restricted and the distributions credited may be canceled in whole or part.

Liability for shares issued before payment

     A holder of, or subscriber to, shares of this Corporation shall be under no obligation to the corporation or its creditors with respect to such shares other than the obligation to pay to the corporation the full consideration for which such shares were issued or to be issued. Any person becoming an assignee or transferee of shares, or of a subscription for shares, in good faith and without knowledge or notice that the full consideration therefor has not been paid shall not be personally liable to the corporation or its creditors for any unpaid portion of such consideration, but the assignor or transferor shall continue to be liable therefor. No pledgee or other holder of shares as collateral security shall be personally liable as a shareholder, but the pledgor or other person transferring such shares as collateral shall be considered the holder thereof for purposes of liability under this section. An executor, administrator, conservator, guardian, trustee, assignee for the benefit of creditors, receiver, or other fiduciary shall not be personally liable to the corporation as a holder of, or subscriber to, shares of a corporation, but the estate and funds in his hands shall be so liable. No liability under this section may be asserted more than 5 years after the earlier of the issuance of the stock, or the date of the subscription upon which the assessment is sought.

Share dividends

     Shares may be issued pro rata and without consideration to this Corporation's shareholders or to the shareholders of one or more classes or series. An issuance of shares under this subsection is a share dividend. Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless a majority of the votes entitled to be cast by the class or series to be issued approves the issue, or there are no outstanding shares of the class or series to be issued. If the board of directors does not fix the record date for determining shareholders entitled to a share dividend, it is the date the board of directors authorizes the share dividend.

Share options

     This Corporation may issue rights, options, or warrants for the purchase of shares of the corporation. The board of directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

     The terms and conditions of stock rights and options which are created and issued by this Corporation or its successor, and which entitle the holders thereof to purchase from this Corporation shares of any class or classes, whether authorized but unissued shares, treasury shares, or shares to be purchased or acquired by the corporation, may include, without limitation, restrictions, or conditions that preclude or limit the exercise, transfer, receipt, or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.

                                      (37)

Form and content of certificates

     Shares may but need not be represented by certificates. The rights and obligations of shareholders are identical whether or not their shares are represented by certificates. The board of directors of a corporation may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. In such an event, within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates as set forth in the bylaws of this Corporation.

     At a minimum, each share certificate issued by this Corporation shall state on its face Toups Technology Licensing Corporation, a Florida Corporation; The name of the person to whom issued; and The number and class of shares and the designation of the series, if any, the certificate represents. If the issuing corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder a full statement of this information on request and without charge. Each share certificate must be signed (either manually or in facsimile) by the President and Treasurer or as designated by the board of directors, and must bear the corporate seal or its facsimile. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Restriction on transfer of shares and other securities

     Unless the Company is provided with a qualified Opinion of Counsel that the following is not required, a legend in substantially the following form will be placed on any certificate(s) evidencing shares or other securities of this
Corporation:

     THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY ANY INVESTOR TO ANY OTHER PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE LAW OF THE STATE OR Jurisdiction WHERE SOLD, TRANSFERRED OR DISPOSED OF, UNLESS SUCH SALE, TRANSFER OR Disposition SHALL QUALIFY UNDER AN ALLOWED EXEMPTION TO SUCH REGISTRATION. ANY REQUEST FOR THE SALE, TRANSFER OR OTHER DISPOSITION OF THESE SHARES SHALL BE ACCOMPANIED BY AN OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION.

     Stop transfer instructions will be placed with respect to the securities of this Corporation so as to restrict resale or other transfer thereof subject to further items hereof, including the provisions of the legend set forth above.

Expenses of issue

     This Corporation shall pay the expenses of selling or underwriting its shares.

Corporation's acquisition of its own shares

     This Corporation may acquire its own shares and shares so acquired shall constitute authorized but unissued shares of the same class but undesignated as to series.

                         ARTICLE VI - GENERAL PROVISIONS

Emergency powers

     During any emergency defined in the preamble hereto, the board of directors of this Corporation may: modify lines of succession to accommodate the incapacity of any director, officer, employee, or agent; and relocate the principal office or designate alternative principal offices or regional offices or authorize the officers to do so. During an emergency defined in the preamble hereto notice of a meeting of the board of directors need be given only to those directors whom it is practicable to reach and may be given in any practicable manner, including by publication and radio; one or more officers of the corporation present at a meeting of the board of directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum; and the director or directors in attendance at a meeting constitute a quorum. Corporate action taken in good faith during an emergency under this section to further the ordinary business affairs of the corporation binds the corporation; and may not be used to impose liability on a corporate director, officer, employee, or agent. No officer, director, or employee acting in accordance with this section shall be liable except for willful misconduct. Any emergency of the Corporation shall remain in effect during such emergency, and upon termination of the emergency, this section of the Corporation's bylaws will cease to be operative.

                                      (38)

Loans to officers, directors, and employees; guaranty of obligations

     This Corporation may lend money to, guarantee any obligation of, or otherwise assist any officer, director, or employee of the corporation or of a subsidiary, whenever, in the judgment of the board of directors, such loan, guaranty, or assistance may reasonably be expected to benefit the corporation. The loan, guaranty, or other assistance may be with or without interest and may be unsecured or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.

Indemnification of officers, directors, employees, and agents

     This corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     This corporation shall indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in herein, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

     This Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Affiliated transactions

     In addition to any affirmative vote required by any other section of these Bylaws or by the Articles of Incorporation, an affiliated transaction shall be approved by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the interested shareholder.

     A majority of the disinterested directors shall have the power to determine for the purposes of this section: Whether a person is an interested shareholder; The number of voting shares beneficially owned by any person; Whether a person is an affiliate or associate of another; and Whether the securities to be issued or transferred by the corporation or any of its subsidiaries to any interested shareholder or any affiliate or associate of the interested shareholder have an aggregate fair market value equal to or greater than 5 percent of the aggregate fair market value of all of the outstanding voting shares of the corporation or any of its subsidiaries.

                                      (39)

     The voting requirements set forth in subsection (2) do not apply to a particular affiliated transaction if the affiliated transaction has been approved by a majority of the disinterested directors or the corporation has not had more than 300 shareholders of record at any time during the 3 years preceding the announcement date.

     Notwithstanding anything to the contrary herein, material transactions with officers, directors, affiliates or shareholders shall be:

(a) On terms no less favorable to the Company or its affiliates that those that are generally available from unaffiliated third parties; and

(b) Ratified by a majority of independent outside members of the Company's Board of Directors who do not have an interest in the transaction. However, if the Company has 100 or fewer Shareholders, such transactions can be ratified by a majority of the Company's Board of Directors.

Authority to amend the articles of incorporation

     This Corporation may amend its articles of incorporation at any time to add or change a provision that is required or permitted in the articles of incorporation or to delete a provision not required in the articles of incorporation. Whether a provision is required or permitted in the articles of incorporation is determined as of the effective date of the amendment. A shareholder of this corporation does not have a vested property right resulting from any provision in the articles of incorporation, including provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of this Corporation. This Corporation's board of directors may adopt one or more amendments to this Corporation's articles of incorporation without shareholder action that is expressly permitted by law to be made without shareholder action.

Corporate records

     This Corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation. This corporation shall maintain accurate accounting records according to Generally Accepted Accounting Principals (GAAP).

     This corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

     This corporation shall keep a copy of the following records and shall make such records available for inspection by shareholders of record as set forth herein:

(a) Its articles or restated articles of incorporation and all amendments to them currently in effect;

(b) Its bylaws or restated bylaws and all amendments to them currently in effect;

(c) Resolutions adopted by its board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and
     limitations,   if  shares  issued   pursuant  to  those   resolutions   are
     outstanding;

(d) The minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past 3 years;

(e) Written communications to all shareholders generally or all shareholders of a class or series within the past 3 years, including the financial statements furnished for the past 3 years;

(f) A list of the names and business street addresses of its current directors and officers; and

(g) Its most recent annual report.

Corporate Seal

     The seal of the Corporation shall bear the name of the corporation, the year of its organization the words "CORPORATE SEAL, FLORIDA" or 'OFFICIAL CORPORATE SEAL, FLORIDA." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

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Execution of Instruments

     All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from tie to tie designate. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board.

Fiscal Year

     The fiscal year shall begin on the first day of each year.

Construction

     Whenever a conflict arises between the language of these By-laws and the Articles of Incorporation, the Articles of Incorporation shall govern.

Adopted by the Board of Directors of
Toups Technology Licensing Incorporated
August, 1997

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